As Filed With the Securities and Exchange Commission on April 22, 2021

Registration No. 333-__
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1812853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900 Nashville, Tennessee 37201
(Address of Principal Executive Offices)
PINNACLE FINANCIAL PARTNERS, INC. AMENDED AND RESTATED 2018 Omnibus Equity Incentive Plan
(Full title of the plan)
M. Terry Turner Pinnacle Financial Partners, Inc. 150 Third Avenue South, Suite 900 Nashville, Tennessee 37201 (615) 744-3700 (Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:
D. Scott Holley, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☒                            Accelerated Filer ☐
Non-accelerated Filer  ☐                            Smaller reporting company ☐
(do not check if you are a smaller reporting company)                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	1,350,000 shares	$85.70	$115,695,000	$12,623(3)
(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Computed pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Registrant’s Common Stock on April 21, 2021, as reported by the Nasdaq Global Select Market, which was $85.70.

(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

Registration of Additional Securities

    This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,350,000 additional shares of Common Stock, $1.00 par value, of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s Amended and Restated 2018 Omnibus Equity Incentive Plan.

Incorporation by Reference of Earlier Registration Statements

    The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference herein and shall be deemed to be a part hereof from the date of filing of such document:

a.The Registration Statement on Form S-8 (Registration No. 333-224839) previously filed with the Commission on May 10, 2018;

b.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, previously filed with the Commission on February 26, 2021(including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 11, 2021 specifically incorporated by reference herein);

c.The Registrant’s Current Reports on Form 8-K previously filed with the Commission on January 27, 2021, February 3, 2021, March 2, 2021 and April 21, 2021; and

d.The description of the Registrant’s Common Stock, par value $1.00 per share, contained in the Registrant’s Registration Statement on Form 8-A/A previously filed with the Commission and dated January 12, 2009, including all amendments and reports filed for purposes of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents (other than any information furnished to, rather than filed with, the Commission, unless expressly stated otherwise therein). The most recent information that the Registrant files with the Commission automatically updates and supersedes older information.

Item 8.    Exhibits.

5.1    Opinion of Bass, Berry & Sims PLC.

23.1    Consent of Crowe LLP.

23.2    Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1    Power of Attorney (included on the signature page to the Registration Statement).

99.1    Pinnacle Financial Partners, Inc. Amended and Restated 2018 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on April 21, 2021)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 22nd day of April, 2021.

                        PINNACLE FINANCIAL PARTNERS, INC.

                        By: /s/ M. Terry Turner
                    Name: M. Terry Turner, Chief Executive Officer

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Chairman and Director	April 22, 2021
/s/ M. Terry Turner M. Terry Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2021
/s/ Harold R. Carpenter Harold R. Carpenter	Chief Financial Officer (Principal Financial and Accounting Officer)	April 22, 2021
/s/ Richard D. Callicutt, II Richard D. Callicutt, II	Director, Chairman of the Carolinas and Virginia	April 22, 2021
/s/ Abney S. Boxley Abney S. Boxley	Director	April 22, 2021
/s/ Charles E. Brock Charles E. Brock	Director	April 22, 2021
/s/ Renda J. Burkhart Renda J. Burkhart	Director	April 22, 2021
/s/ Gregory L. Burns Gregory L. Burns	Director	April 22, 2021
/s/ Marty G. Dickens Marty G. Dickens	Director	April 22, 2021
/s/ Thomas C. Farnsworth, III Thomas C. Farnsworth, III	Director	April 22, 2021
/s/ Joseph C. Galante Joseph C. Galante	Director	April 22, 2021
/s/ Dr. Glenda Baskin Glover Dr. Glenda Baskin Glover	Director	April 22, 2021
/s/ David B. Ingram David B. Ingram	Director	April 22, 2021
/s/ Decosta E. Jenkins Decosta E. Jenkins	Director	April 22, 2021
/s/ Ronald L. Samuels Ronald L. Samuels	Director	April 22, 2021
/s/ Reese L. Smith, III Reese L. Smith, III	Director	April 22, 2021
/s/ G. Kennedy Thompson G. Kennedy Thompson	Director	April 22, 2021